                  COLLABORATIVE RESEARCH AND LICENSE AGREEMENT

                                 by and between

                                 IMMUNOGEN, INC.

                                       and

                           RAVEN BIOTECHNOLOGIES, INC.

                                 March 28, 2001

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE 1       DEFINITIONS....................................................1

      1.1    "Affiliate".......................................................1

      1.2    "Agreement".......................................................2

      1.3    "Antigen".........................................................2

      1.4    "Candidate Designation Period"....................................2

      1.5    "Candidate Mab"...................................................2

      1.6    "Candidate Target"................................................2

      1.7    "Combination Product".............................................2

      1.8    "Commercial Field"................................................2

      1.9    "Commercially Reasonable Efforts".................................2

      1.10   "Confidential Information"........................................2

      1.11   "Control", "Controls" and "Controlled"............................3

      1.12   [     *             ].............................................3

      1.14   "Derivative"......................................................3

      1.15   "Effective Date"..................................................4

      1.16   "Europe"..........................................................4

      1.17   "FDA".............................................................4

      1.18   "First Commercial Sale"...........................................4

      1.19   "[                                 ]".............................4

      1.20   "ImmunoGen".......................................................4

      1.21   "ImmunoGen Background Technology".................................4

      1.22   "ImmunoGen Mab"...................................................4

      1.24   "ImmunoGen Program Technology"....................................4

      1.25   "ImmunoGen Technology"............................................4

      1.26   "IND".............................................................4

      1.27   "Initial Research Term"...........................................5

      1.28   "Joint Know-How"..................................................5

      1.29   "Joint Patents"...................................................5

      1.30   "Know-How"........................................................5

      1.31   "Licensed Know-How"...............................................5

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                                       1.

      1.32   "Licensed Mab"....................................................5

      1.33   "Licensed Patents"................................................5

      1.34   "Licensed Product"................................................5

      1.35   "Licensed Target".................................................5

      1.36   "Mab".............................................................5

      1.37   "Mab Criteria"....................................................5

      1.38   "Major Indication"................................................5

      1.39   "Major Market"....................................................5

      1.40   "Marketing Approval"..............................................6

      1.41   "Molecular Target"................................................6

      1.42   "Naked Mab Licensed Product"......................................6

      1.43   "[     *             ]"...........................................6

      1.44   "Non-Program Molecule"............................................6

      1.45   "Party" and "Parties".............................................6

      1.46   "Patents".........................................................6

      1.47   "Phase II Clinical Trials"........................................7

      1.48   "Phase III Clinical Trials".......................................7

      1.49   "Program Mab".....................................................7

      1.50   "Program Target"..................................................7

      1.51   "Raven"...........................................................7

      1.52   "Raven Technology"................................................7

      1.53   "Regulatory Authority"............................................7

      1.54   "Research"........................................................7

      1.55   "Research Plan"...................................................7

      1.56   "Research Term"...................................................7

      1.57   [     *             ].............................................7

      1.58   [     *             ].............................................7

      1.59   [     *             ].............................................8

      1.60   [     *             ].............................................8

      1.61   [     *             ].............................................8

      1.62   "RMC".............................................................8

      1.63   "Royalty Term"....................................................8

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                                       2.

      1.64   "Selected Mab"....................................................8

      1.65   "Selected Target".................................................8

      1.66   "Selection Period"................................................8

      1.67   "Subsequent Research Period"......................................8

      1.68   "Term"............................................................8

      1.69   "Territory".......................................................8

      1.70   "Third Party".....................................................8

      1.71   "Valid Claim".....................................................8

ARTICLE 2       RESEARCH COLLABORATION MANAGEMENT..............................9

      2.1    Formation.........................................................9

      2.2    Functions and Powers of the RMC...................................9

      2.3    RMC Governance....................................................9

      2.4    RMC Access.......................................................10

ARTICLE 3       CONDUCT OF RESEARCH...........................................11

      3.1    General..........................................................11

      3.2    Screening and Evaluation of Mabs.................................11

      3.3    Candidate Mabs...................................................11

      3.4    Selected Mabs....................................................12

      3.5    ImmunoGen Mabs...................................................12

      3.6    Combination Products.............................................12

      3.7    Subsequent Research Period.......................................12

      3.8    Reporting........................................................13

      3.9    Other Research Programs..........................................13

ARTICLE 4       OWNERSHIP OF INTELLECTUAL PROPERTY AND LICENSE GRANTS.........13

      4.1    Ownership of Intellectual Property...............................13

      4.2    Screening Licenses...............................................13

      4.3    Development and Commercialization License........................14

      4.4    Sublicensing.....................................................14

      4.5    Right of Negotiation for Non-Program Molecules...................14

      4.6    [     *             ]............................................15

      4.7    Third Party Licenses.............................................15

ARTICLE 5       FINANCIAL TERMS...............................................16

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                                       3.

      5.1    Technology Access Fees...........................................16

      5.2    Research Funding.................................................16

      5.3    Raven Research Performance Milestones............................16

      5.4    Milestone Payments...............................................16

      5.5    Royalty on Licensed Products.....................................17

      5.6    Royalty [   *    ] in Case of [    *    ] Third Parties..........18

      5.7    Payment of Royalties.............................................18

      5.8    Currency Conversion..............................................18

      5.9    Records and Audit................................................18

      5.10   Late Payments....................................................19

      5.11   Sublicensee Record Keeping Obligations...........................19

      5.12   Payment Currency and Method......................................19

ARTICLE 6       Development and Commercialization.............................19

      6.1    Development......................................................19

      6.2    Commercialization................................................19

      6.3    Subcontracting...................................................20

      6.4    General Development and Commercialization Diligence..............20

      6.5    Communications with Raven........................................21

      6.6    Compliance with Laws.............................................22

ARTICLE 7       PATENT PROSECUTION AND EXPENSES...............................22

      7.1    Prosecution of Patents...........................................22

      7.2    Infringement of Licensed Patents by Third Parties................23

      7.3    Infringement of Third Party's Rights.............................24

ARTICLE 8       REPRESENTATIONS AND WARRANTIES................................25

      8.1    Mutual Representations and Warranties............................25

      8.2    No Other Representations.........................................25

ARTICLE 9       INDEMNIFICATION...............................................25

      9.1    Indemnification by Raven.........................................26

      9.2    Indemnification by ImmunoGen.....................................26

      9.3    Mechanics........................................................26

      9.4    Insurance Coverage...............................................26

      9.5    Limitation of Liability..........................................27

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                                       4.

ARTICLE 10      CONFIDENTIALITY...............................................27

      10.1   Confidential Information.........................................27

      10.2   Authorized Disclosure............................................27

      10.3   Publication......................................................28

      10.4   Terms of Agreement...............................................28

      10.5   Return of Confidential Information...............................28

      10.6   Publicity........................................................28

      10.7   Disclosure of Terms of Agreement.................................28

      10.8   Use of Names, Logos or Symbols...................................29

ARTICLE 11      TERM AND TERMINATION..........................................29

      11.1   Term.............................................................29

      11.2   Termination for Breach...........................................29

      11.3   Licenses upon Expiration.........................................29

      11.4   Product Rights upon Termination..................................29

      11.5   Accrued Rights and Obligations; Survival.........................30

ARTICLE 12      MISCELLANEOUS.................................................31

      12.1   Dispute Resolution...............................................31

      12.2   Governing Law....................................................31

      12.3   No Agency........................................................31

      12.4   Assignment.......................................................31

      12.5   Amendment........................................................32

      12.6   Covenant of Further Assurances...................................32

      12.7   Notices..........................................................32

      12.8   Rights in Bankruptcy.............................................33

      12.9   Force Majeure....................................................33

      12.10  Counterparts.....................................................33

      12.11  Captions.........................................................34

      12.12  Severability.....................................................34

      12.13  Cumulative Rights................................................34

      12.14  Waiver...........................................................34

      12.15  Entire Agreement.................................................34


Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                                       5.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.


                                       6.

      THIS COLLABORATIVE RESEARCH AND LICENSE AGREEMENT (the "Agreement") is entered into and made effective as of March 28, 2001 (the "Effective Date") by and between IMMUNOGEN, INC., a Massachusetts corporation having an address of 128 Sidney Street, Cambridge, MA 02139 ("ImmunoGen") and RAVEN BIOTECHNOLOGIES, INC., a Delaware corporation having an address at 305 Old County Road, San Carlos, CA 94070 ("Raven"). ImmunoGen and Raven are referred to herein each individually as a "Party" and collectively as the "Parties."

                                    RECITALS

      WHEREAS, Raven has developed and has expertise in applying proprietary immunization and other methods for generating Mabs against cell surface proteins, and possesses certain proprietary cell lines or will acquire cell lines which have cell surface proteins with relevance to ovarian cancer;

      WHEREAS, ImmunoGen is in the business of developing anti-cancer products based upon monoclonal antibodies that bind selectively to tumor cells, many of which products couple one of ImmunoGen's proprietary small molecule cytotoxic compounds to such antibodies, and wishes to develop monoclonal antibody-based products for the treatment of ovarian cancer and possibly other cancers;

      WHEREAS, the Parties wish to embark upon a collaborative research program wherein Raven would apply its proprietary technologies to identify proteins expressed on the surface of ovarian cancer cells, identify monoclonal antibodies targeted against those proteins and perform certain screening and evaluation of such antibodies, and ImmunoGen would perform various in vitro and in vivo evaluations of selected antibodies as further specified herein; and

      WHEREAS, Raven wishes to grant ImmunoGen, and ImmunoGen wishes to accept, a license to develop and commercialize certain of the antibodies produced and evaluated by the Parties pursuant to such collaborative relationship and/or other antibodies generated against the target proteins identified within the collaboration and selected by ImmunoGen for development, and the Parties desire for Raven to have all rights to those targets and antibodies coming out of the collaborative research that ImmunoGen does not elect to further develop, all on the terms set forth and as more specifically described herein.

       NOW, THEREFORE, in consideration of the foregoing premises and the covenants and obligations set forth in this Agreement, the Parties hereby agree as follows:

                                    AGREEMENT

                                    ARTICLE 1

                                   DEFINITIONS

      As used herein, the following terms shall have the following meanings:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      1.1 "Affiliate" shall mean an entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Raven or ImmunoGen. A legal entity will be regarded as in "control" of another legal entity if it directly or indirectly owns at least fifty percent (50%) (or such lesser percentage which is the maximum allowed to be owned by a foreign entity in a particular jurisdiction) of the voting stock or other ownership interest of the owned entity, or if it directly or indirectly possesses the ability to direct or cause the direction of the management and policies of the owned entity by lawful means.

      1.2 "Agreement" shall have the meaning as defined in the first paragraph above.

      1.3 "Antigen" shall mean any protein, peptide or carbohydrate or other composition, and/or any fragment, peptide and/or epitope thereof which causes an immune response that produces antibodies.

      1.4 "Candidate Designation Period" shall have the meaning as defined in
Section 3.3.

      1.5 "Candidate Mab" shall mean a Program Mab designated by ImmunoGen pursuant to Section 3.3, and any Derivative thereof.

      1.6 "Candidate Target" shall mean any Molecular Target to which a Candidate Mab binds.

      1.7 "Combination Product" shall mean any product that contains both a Licensed Product and one or more compounds having independent therapeutic activity in the Commercial Field.

      1.8 "Commercial Field" shall mean therapeutic products employing Mabs, alone or in conjunction with other ingredients, to treat cancer in humans.

      1.9 "Commercially Reasonable Efforts" shall mean those efforts that are required to perform an obligation to develop or commercialize a Licensed Product in a sustained manner consistent with the those efforts that [ * ] as ImmunoGen, but in any event [ * ] which are [ * ] in the market for [ * ] would typically devote to products of similar nature, market potential, profit potential or strategic value, in view of conditions prevailing at the time, and evaluated taking into account all relevant factors, including without limitation the competitiveness of the marketplace, the proprietary position of the product, the relative potential safety and efficacy of the product, the regulatory requirements involved in its development and commercialization, and the seeking of Marketing Approval therefor, and other technical, legal scientific or medical factors. With respect to a particular Licensed Product, such efforts include, without limitation, the assignment of appropriate personnel to develop and commercialize such product, the establishment of specific and meaningful goals regarding the development and commercialization of such product and the allocation of sufficient resources to achieve such goals.

      1.10 "Confidential Information" shall mean, subject to the limitations set forth below, all Know-How and other confidential or proprietary information received by a Party (a

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

"Receiving Party") from the other Party (a "Disclosing Party") pursuant to this Agreement, including, without limitation, any patent application or drawing, any trade secret, information, invention, idea, samples, assay components, process, formula, or test data relating to any research project, work in progress or development, engineering, manufacturing, regulatory, marketing, financing or personnel information relating to the Disclosing Party, its present or future products, business plans, sales, suppliers, clients, customers, employees, investors or business, whether in oral, written, graphic or electronic form.

      Confidential Information shall not include any information which, as shown by competent proof:

            (a) is now, or hereafter becomes, through no act or failure to act on the part of the Receiving Party in breach hereof, generally known or available;

            (b) is known by the Receiving Party at the time of receiving such information, as shown by contemporaneous written records, other than by virtue of a prior confidential disclosure by the Disclosing Party;

            (c) is hereafter furnished to the Receiving Party by a Third Party, as a matter of right and without restriction on disclosure by the Disclosing Party;

            (d) is independently developed by the Receiving Party without use of or reference to Confidential Information of the Disclosing Party, as shown by independent, contemporaneous written records; or

            (e) is the subject of a prior, express, written permission to disclose provided by the Disclosing Party.

      1.11 "Control", "Controls" and "Controlled" shall mean, with respect to a particular item of information or intellectual property right, that the applicable Party owns or has a license to such item or right and has the ability to grant to the other Party access to and a license or sublicense (as applicable) under such item or rights as provided for herein without violating the terms of any agreement or other arrangement with any Third Party.

      1.12 [ * ] shall mean any [ * ], and all [ * ] thereof, whether produced by a [ * ] or [ * ], which is, in any case, [ * ].

      1.13 [ * ] shall mean any [ * ] the [ * ] within which is [ * ] with a [ * ] or with any other molecule or compound that increases the [ * ] of the [ * ] compared to a product the [ * ] within which is solely the [ * ].

      1.14 "Derivative" shall mean, with respect to a Mab, (i) any molecule or compound that is derived from, or that is designed based upon, the amino acid sequence of or nucleotide sequence coding for such Mab, in each case including without limitation via the humanization or

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

deimmunization of such Mab; and (ii) any molecule or compound that is or contains any fragment or portion of such Mab or any molecule or compound described in (i) above.

      1.15 "Effective Date" shall have the meaning as defined in the first paragraph above.

      1.16 "Europe" shall mean all countries on the European continent, and includes for purposes of this definition the entire territory of the Russian Federation and Turkey.

      1.17 "FDA" shall mean the United States Food and Drug Administration, or any successor thereto.

      1.18 "First Commercial Sale" shall mean, with respect to any particular country and any particular Licensed Product, the first sale of such Licensed Product in such country by ImmunoGen, or any of its Affiliates or sublicensees, after Marketing Approvals have been granted in such country for such Licensed Product.

      1.19 "[ * ]" shall have the meaning as defined in [ * ].

      1.20 "ImmunoGen" shall have the meaning as defined in the first paragraph above.

      1.21 "ImmunoGen Background Technology" shall mean any Know-How that is, and all Patents claiming inventions that are (a) useful or necessary to generate and to screen Mabs binding to a Molecular Target Controlled by ImmunoGen, (b) Controlled by ImmunoGen as of the Effective Date, and (c) disclosed by ImmunoGen to Raven during the Term.

      1.22 "ImmunoGen Mab" shall mean any Mab, other than a Selected Mab, generated by or for ImmunoGen against a Selected Target or which binds to a Selected Target, and any Derivative thereof.

      1.23 "ImmunoGen Non-Program Technology" shall mean any invention, Know-How or Patent which is developed or conceived solely by employees of or consultants to ImmunoGen in the conduct of the Research which is not ImmunoGen Program Technology.

      1.24 "ImmunoGen Program Technology" shall mean any invention, Know-How or Patent developed or conceived solely by employees of or consultants to ImmunoGen in the conduct of the Research and/or the exercise by ImmunoGen of any of the licenses granted to ImmunoGen under Sections 4.2 or 4.3(a)(i) which is necessary to practice the Raven Technology.

      1.25 "ImmunoGen Technology" shall mean, collectively, ImmunoGen Background Technology, ImmunoGen Non-Program Technology and ImmunoGen Program Technology.

      1.26 "IND" shall mean an investigational new drug application filed with the FDA (pursuant to 21 CFR ss.312.3) prior to beginning clinical trials in humans or any comparable application filed with a Regulatory Authority of a country other than the United States prior to beginning clinical trials in humans in that country. If no application is required to be filed prior

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

to commencing human clinical trial in a particular regulatory jurisdiction, an IND is deemed to have been filed upon the administration of the first dose of a Licensed Product to the first human.

      1.27 "Initial Research Term" shall mean the time period beginning on the Effective Date and ending on the [ * ] anniversary of the Effective Date.

      1.28 "Joint Know-How" shall mean any Know-How (a) jointly invented by both ImmunoGen and Raven in the conduct of the Research, (b) invented by Raven in the conduct of the Research as a direct result of its use of ImmunoGen Technology or
(c) invented by ImmunoGen in the conduct of the Research as a direct result of its use of Raven Technology.

      1.29 "Joint Patents" shall mean Patents claiming inventions that are Joint Know-How.

      1.30 "Know-How" shall mean all proprietary inventions; discoveries; technology; trade secrets; data; methods; techniques; clinical and preclinical results; physical, chemical or biological material; cell lines; know-how or other information.

      1.31 "Licensed Know-How" shall mean all Know-How Controlled by Raven during the Term and disclosed to ImmunoGen, including, without limitation, Raven's interest in any Joint Know-How, that is, in each case, useful or necessary to develop and commercialize Licensed Products.

      1.32 "Licensed Mab" shall mean a Selected Mab or an ImmunoGen Mab and all Derivatives of such Selected Mab or ImmunoGen Mab.

      1.33 "Licensed Patents" shall mean (a) all Patents Controlled by Raven during the Term and (b) Raven's interest in any Joint Patents, to the extent that they contain a Valid Claim which would, but for the license granted hereunder, be infringed in any country in the Territory by the manufacture, or by the use or sale of a Licensed Product or a Licensed Target.

      1.34 "Licensed Product" shall mean any pharmaceutical product containing a Licensed Mab.

      1.35 "Licensed Target" shall mean a Molecular Target to which a Licensed Mab binds.

      1.36 "Mab" shall mean a monoclonal antibody with binding affinity for an Antigen.

      1.37 "Mab Criteria" shall mean those criteria defined in Appendix 1 of the Research Plan.

      1.38 "Major Indication" shall mean any one of [ * ].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      1.39 "Major Market" shall mean the United States, Germany, the United Kingdom, France, Italy or Spain or, if an application for Regulatory Approval is filed through the centralized procedure, the European Union.

      1.40 "Marketing Approval" shall mean the act of a Regulatory Authority necessary for the marketing and sale of Licensed Products in a regulatory jurisdiction in the Territory in compliance with applicable laws.

      1.41 "Molecular Target" shall mean any Antigen to which a Mab binds.

      1.42 "Naked Mab Licensed Product" shall mean any Licensed Product that is not a Cytotoxin-Coupled Licensed Product.

            1.43 "[ * ]" shall mean the [ * ] for the [ * ] of [ * ] in [ * ] form made by [ * ], as applicable, [ * ] the following [ * ]:

            (a) [ * ] or [ * ] by reason of [ * ] or [ * ];

            (b) [ * ] upon or measured by the [ * ];

            (c) [ * ] of [ * ] for [ * ], and [ * ] and [ * ], including [ * ];
and

[ * ] granted to [ * ], including [ * ] to [ * ] or [ * ], if applicable; provided, however that in the case of [ * ], similar programs or [ * ] on [ * ] of [ * ], all [ * ] and the like shall be [ * ] to the [* ] of such [ * ] when [
* ].

[ * ] received by [ * ] for the [ * ] among [ * ] for [ * ] shall not be [ * ] hereunder.

For purposes of [ * ] in accordance with the foregoing in this [ * ], use of [ * ] or other [ * ], or [ * ] of [ * ] as part of a [ * ] at [ * ] in the industry shall [ * ].

      1.44 "Non-Program Molecule" shall have the meaning as defined in Section 4.5.

      1.45 "Party" and "Parties" shall have the meaning as defined in the first paragraph above.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      1.46 "Patents" shall mean (i) United States issued patents, re-examinations, reissues, renewals, extensions, patent term restorations, (ii) any foreign counterparts of each of the foregoing; and (iii) pending applications for any of the foregoing.

      1.47 "Phase II Clinical Trials" shall mean, as to a particular Licensed Product, those trials on sufficient numbers of patients that are designed to establish the preliminary safety, dosage and biological activity of such Licensed Product for its intended use, and to define warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, in any case to generate sufficient data to commence a Phase III Clinical Trial of such Licensed Product.

      1.48 "Phase III Clinical Trials" shall mean, as to a particular Licensed Product, a clinical trial (or set of clinical trials) usually initiated after completion of a Phase II or IIa Clinical Trial and after such date as the FDA (or equivalent Regulatory Agency) has indicated that the Party conducting the trial may reasonably continue such trials on sufficient numbers of patients to establish definitively that such Licensed Product is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with such Licensed Product in the dosage range to be prescribed, and to support Marketing Approval of such Licensed Product or label expansion of such Licensed Product.

      1.49 "Program Mab" shall mean a Mab generated by Raven during the Research Term that meets the Mab Criteria and any Derivative thereof.

      1.50 "Program Target" shall mean a Molecular Target to which a Program Mab binds.

      1.51 "Raven" shall have the meaning as defined in the first paragraph above.

      1.52 "Raven Technology" shall mean any Know-How that is and all Patents claiming inventions that are (a) useful or necessary to generate and to screen Mabs binding to a Molecular Target, including without limitation methods of immunization, methods for maintaining and handling cell lines expressing Mabs, production and freezing media, and antibody screening facilitation tools including without limitation CellArray(TM) (b) Controlled by Raven as of the Effective Date and during the Term, and (c) disclosed by Raven to ImmunoGen during the Term.

      1.53 "Regulatory Authority" shall mean a supranational, regional, federal, state, provincial or other local regulatory agency, department, bureau or other governmental authority with jurisdiction over Marketing Approvals.

      1.54 "Research" shall have the meaning as defined in Section 3.1.

      1.55 "Research Plan" shall mean the research plan attached hereto as Exhibit A, as it may be updated from time to time by the Parties by mutual written agreement.

      1.56 "Research Term" shall mean the Initial Research Term together with any Subsequent Research Period to which the Parties may agree pursuant to the mechanism of Section 3.7.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      1.57 [ * ] shall have the meaning as defined in Section 6.4(a)(ii).

      1.58 [ * ] shall have the meaning as defined in Section 11.4.

      1.59 [ * ] shall have the meaning as defined in Section 11.4(d).

      1.60 [ * ] shall have the meaning as defined in Section 11.4(b).

      1.61 [ * ] shall have the meaning as defined in Section 6.4(a)(ii)(A).

      1.62 "RMC" shall have the meaning as defined in Section 2.1.

      1.63 "Royalty Term" shall mean, with respect to a particular Licensed Product and country, the [ * ] of (i) the period of time commencing on the First Commercial Sale of a Licensed Product or Reverted Product, as the case may be, in a country and ending upon the date of expiration of the last to expire of the Licensed Patents containing a Valid Claim which would, but for the license granted hereunder, be infringed by the manufacture, or by the use or sale in such country, of such Licensed Product or Reverted Product, as the case may be, and (ii) [ * ] from First Commercial Sale in such country of such Licensed Product or Reverted Product, as the case may be.

      1.64 "Selected Mab" shall mean a Candidate Mab designated by ImmunoGen pursuant to Section 3.4, and any Derivative thereof.

      1.65 "Selected Target" shall mean a Molecular Target to which a Selected Mab binds.

      1.66 "Selection Period" shall have the meaning as defined in Section 3.4.

      1.67 "Subsequent Research Period" shall mean a [ * ] period not part of the Initial Research Term into which the Parties may agree to extend their collaborative research pursuant to Section 3.7.

      1.68 "Term" shall mean the term of this Agreement as further described in
Section 11.1.

      1.69 "Territory" shall mean Canada, Mexico, the United States and all of Europe.

      1.70 "Third Party" shall mean any entity or person other than Raven, ImmunoGen, or an Affiliate of either of them.

      1.71 "Valid Claim" shall mean a claim (a) that has been allowed or is contained in an issued patent, which claim has not lapsed, been canceled, or become abandoned and which claim has not been declared invalid or unenforceable by an unappealable court of competent jurisdiction, or (b) of a patent application that has been pending for less than [ * ] from the date it was filed.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                   ARTICLE 2

                        RESEARCH COLLABORATION MANAGEMENT

      2.1 Formation. Within [ * ] after the Effective Date, the Parties will establish a research management committee to oversee and coordinate the Parties' research hereunder during the Research Term, composed of an equal number of representatives of each Party and having the powers enumerated below in this
Article 2 (the "RMC").

      2.2 Functions and Powers of the RMC. During the Research Term, the RMC will determine the overall strategy and direction of the Research, coordinate and oversee the activities of the Parties in the performance of the Research. The RMC will have no power to amend, modify or waive compliance with this Agreement and will have only such powers as are specifically delegated to it hereunder.

      2.3 RMC Governance.

            (a) Membership. The RMC shall consist of three (3) representatives of each Party. ImmunoGen shall select one (1) person appointed by it to the RMC to serve as chairperson to the RMC. Said representatives have initially been designated by the Parties as follows:

                        For ImmunoGen: [ * ]
                                       [ * ]
                                       [ * ]

                        For Raven:     [ * ]
                                       [ * ]
                                       [ * ]

Raven shall select one (1) person appointed by it to the RMC to serve as assistant chairperson to the RMC. Either Party may designate substitutes for its RMC representatives to participate if one or more of such Party's designated representatives is unable to be present at a meeting. A Party may replace its representatives serving on the RMC from time to time by written notice to the other Party specifying the prior representative(s) to be replaced and the replacement(s) therefor. The RMC will have the power to form subcommittees or working groups with appropriate representation from ImmunoGen and Raven, their Affiliates, and Third Parties acceptable to both Parties. The RMC chairperson shall be responsible for preparing and issuing minutes of each meeting within thirty (30) days thereafter, which minutes shall not be effective unless and until ratified by the RMC's assistant chairperson to the RMC.

            (b) Meetings. During the Research Term, the RMC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held less frequently than once every three (3) months during the Research Term. The RMC shall meet alternately at ImmunoGen's facilities in Cambridge, Massachusetts and Raven's facilities in San Carlos, California, or at such locations as the Parties may otherwise agree. With the consent of the representatives of each Party serving on the RMC, other representatives of each Party may attend

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

meetings of the RMC as nonvoting participants. Meetings of the RMC may be held by audio or video teleconference with the consent of each Party, provided that at least two (2) meetings per year shall be held in person. Each Party shall be responsible for all of its own expenses of participating in the RMC.

            (c) Decision-Making Process; Limited Authority.

                  (i) In performing its functions and exercising its powers under this Agreement, all decisions by the RMC will be made, in person or by proxy, with unanimous consent of all members of the RMC. In the absence of consensus of RMC members with respect to any matter before the RMC, such matter shall be deemed not to have been approved or resolved by the RMC.

                  (ii) The RMC members will attempt to resolve any disagreement among them within the RMC in accordance with the goal of conducting the Research as efficiently and effectively as possible. If the RMC cannot reach agreement as to any matter that it is empowered to address, either Party may refer the dispute to Raven's CEO and ImmunoGen's CEO for resolution in accordance with
Section 12.1.

            (d) Specific Responsibilities. In addition to its overall responsibility for overseeing the Parties' activities under this Agreement, during the Research Term, the RMC shall in particular:

                  (i) once notified by either Party pursuant to Section 3.7, that such Party wishes to extend the Parties' collaborative research activities into a Subsequent Research Period, discuss and agree upon a budget and research plan for such potential Subsequent Research Period to present to the Parties for their consideration;

                  (ii) discuss any Third Party intellectual property issues that may arise relating to the Research and/or any Licensed Product;

                  (iii) review and monitor the progress of the Research;

                  (iv) discuss and approve any updates and amendments to the Research Plan proposed by either of the Parties; and

                  (v) coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program during the Research Term and for [ * ] thereafter.

            (e) Meeting Agendas. Each Party will disclose to the other Party its final agenda items along with appropriate related information at least five (5) business days in advance of each meeting of the RMC.

      2.4 RMC Access. During the Research Term, Raven and ImmunoGen will provide the RMC and its authorized representatives with reasonable access during regular business hours to all records and documents of the respective Parties specific to the Research that the RMC may

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

reasonably require in order to perform its obligations hereunder, subject to any bona fide obligations of confidentiality to a Third Party.

                                   ARTICLE 3

                               CONDUCT OF RESEARCH

      3.1 General. During the Initial Research Term, the Parties will conduct a program of research in accordance with the Research Plan (such research, the "Research"). As more specifically described below in this Article 3, each Party will carry out its responsibilities as outlined in the Research Plan and as directed by the RMC diligently and in good scientific manner in accordance with accepted laboratory practices and in compliance with any and all laws and regulations applicable to the jurisdiction in which those activities take place.

      3.2 Screening and Evaluation of Mabs.

            (a) Raven shall generate and evaluate Mabs and Molecular Targets according to the Research Plan with the goal of identifying Program Mabs and Program Targets. Raven shall report promptly the results of the evaluations pursuant to this Section 3.2(a) to the RMC on an on-going basis, which results shall include the data and information demonstrating that a Program Mab meets the Mab Criteria. In addition, at the request of the RMC, Raven will provide the RMC with such additional data as the RMC shall reasonably request. Raven may delay reporting data and information in accordance with the foregoing in this
Section 3.2(a) for a reasonable period of time to enable it to file patent applications claiming such Molecular Targets and Mabs prior to such reporting; provided that it hereby agrees to file such patents as promptly as is reasonably practicable.

            (b) All data and results generated by Raven pursuant to this Section
3.2 shall be deemed to be Know-How of Raven.

      3.3 Candidate Mabs.

            (a) Within [ * ] of the RMC receiving the results reported by Raven pursuant to Section 3.2 with respect to a particular Program Mab or (as applicable) its receipt of the requested additional data ("Candidate Designation Period"), ImmunoGen may designate, by written notice to Raven, such Program Mab to be a Candidate Mab for further evaluation by ImmunoGen. ImmunoGen may choose up to [ * ] such [ * ] and corresponding [ * ] for further evaluation, except that ImmunoGen may not choose as [ * ] or [ * ] or [ * ] as part of an [ * ] which was [ * ] prior to the [ * ].

            (b) ImmunoGen shall perform evaluations of each Candidate Mab at least to the extent provided in the Research Plan and promptly report the results thereof to the RMC. In connection therewith, for each Candidate Mab, Raven shall provide ImmunoGen with (i) quantities of such Candidate Mab sufficient for ImmunoGen to carry out its evaluation of such Candidate Mab as called for in the Research Plan, or, alternatively, (ii) the means for

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

ImmunoGen to generate sufficient quantities of such Candidate Mab, for example, a cell line expressing such Candidate Mab.

            (c) If ImmunoGen reasonably determines, based upon the data resulting from screening and evaluation of the Program Mabs conducted by ImmunoGen, not to designate as Candidate Mabs any of the Program Mabs resulting from the [ * ] immunizations and fusions performed by Raven in the course of the Research Program, then it may request in writing that Raven perform, and Raven shall perform, up to [ * ] additional immunizations and fusions to produce potential Program Mabs. Raven shall report the results of such additional work as provided in Section 3.2. Thereafter, [ * ] under the [ * ] even if [ * ] do not [ * ] or if [ * ] none of the [ * ] .

      3.4 Selected Mabs. At any time on or before the [ * ] of (i) [ * ] after the expiration of the Research Term and (ii) [ * ] after reporting to the RMC the results of secondary screening of the Mabs produced by the last immunization and fusion in accordance with the Research Plan (the "Selection Period"), ImmunoGen may designate, by written notice to Raven, up to [ * ] Candidate Mabs to be Selected Mabs which ImmunoGen has the right to develop and commercialize as provided in this Agreement. Notwithstanding the foregoing, in the event that
(i) Raven has not performed its supply obligations under Section 3.3(b)(i) hereof with respect to any Candidate Mab, then the Selection Period applicable to such Candidate Mab shall be extended for an additional period of time that Raven or ImmunoGen requires to generate such quantities of such Candidate Mab and (ii) if neither Raven nor ImmunoGen are able to generate the quantities of Candidate Mab contemplated in Section 3.3(b), or neither Raven nor ImmunoGen have identified the Antigens targeted by the Candidate Mab, then the RMC will discuss the impact of the same on the Selection Period applicable to such Candidate Mabs.

      3.5 ImmunoGen Mabs. ImmunoGen shall have the right to use the Selected Targets to identify ImmunoGen Mabs. ImmunoGen shall notify Raven promptly upon deciding to proceed with preclinical development of any ImmunoGen Mab. Commencing on the date that ImmunoGen notifies Raven of the discovery of an ImmunoGen Mab pursuant to this Section 3.5, ImmunoGen shall include descriptions of its research and development activities with respect to such ImmunoGen Mab in its regular development reports pursuant to Section 6.5.

      3.6 Combination Products. If ImmunoGen desires to develop a Combination Product, it shall inform Raven thereof in writing. Upon receipt of such notice, the Parties shall meet to discuss and agree on any adjustments to the calculation of Net Sales or to the royalty rates as may be appropriate under the circumstances.

      3.7 Subsequent Research Period. Either Party may propose to extend the Research Term into a Subsequent Research Period by submitting to the RMC a written proposal for additional collaborative research to be conducted by the Parties during such Subsequent Research Period. To the extent desired by the Parties, the Parties may discuss the proposal via their participation in the RMC, and the RMC may prepare for the Parties' consideration a written

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

proposal incorporating the Parties' comments in the RMC's discussions. Notwithstanding the foregoing, neither Party shall be required to agree to extend the Parties' collaborative research hereunder to cover additional subject matter beyond that which is described in the Research Plan as attached hereto as of the Effective Date or to extend the Research Term into a Subsequent Research Period.

      3.8 Reporting. Subject to Section 3.2(a), during the Research Term ImmunoGen and Raven will prepare and provide to each other quarterly reports summarizing the status of all Mabs and Molecular Targets that are subject to the Research.

      3.9 Other Research Programs. Beginning upon [ * ] and continuing through [
* ], Raven shall not [ * ] any [ * ] with [ * ] directed towards [ * ].

                                   ARTICLE 4

              OWNERSHIP OF INTELLECTUAL PROPERTY AND LICENSE GRANTS

      4.1 Ownership of Intellectual Property.

            (a) Subject to the rights and licenses granted to ImmunoGen the other terms in this Agreement, Raven shall own all Raven Technology and all Know-How and Patents generated or conceived solely by employees of or consultants to Raven in the performance of this Agreement, except to the extent that such Know-How and Patents fall within the definition of Joint Know-How and Joint Patents.

            (b) Subject to the rights and licenses granted to Raven and the other terms in this Agreement, ImmunoGen shall own all ImmunoGen Technology and all Know-How and Patents generated or conceived solely by employees of or consultants to ImmunoGen in the performance of this Agreement, except to the extent that such Know-How and Patents fall within the definition of Joint Know-How and Joint Patents.

            (c) Subject to the rights and licenses granted to Raven and ImmunoGen and the other terms in this Agreement, any Joint Know-How and Joint Patents shall be owned jointly, with each Party having an undivided 50% ownership interest in such Joint Know-How and Joint Patents, with the right to practice and to grant licenses under such Joint Know-How and Joint Patents without obligation to account to the other Party.

      4.2 Screening Licenses.

            (a) Raven hereby grants to ImmunoGen a non-exclusive, royalty-free, fully paid-up license under the Raven Technology and Raven's interest in any Joint Know-How in the United States solely as necessary to carry out the Research hereunder during the Research Term. Such license shall not be sublicensable.

            (b) ImmunoGen hereby grants to Raven a non-exclusive, royalty-free, fully paid-up license under the ImmunoGen Technology and ImmunoGen's interest in any Joint

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

Know-How in the United States solely as necessary to carry out the Research hereunder during the Research Term. Such license shall not be sublicensable.

      4.3 Development and Commercialization License.

            (a) Subject to the terms of this Agreement, Raven hereby grants ImmunoGen an exclusive, royalty-bearing license, with the right to sublicense solely as provided in Section 4.4, under the Licensed Know-How and the Licensed Patents to (i) generate and screen ImmunoGen Mabs; and (ii) create Derivatives of Selected Mabs and ImmunoGen Mabs, and (iii) develop, make, have made, use, sell, offer for sale, have sold, import and have imported Licensed Products for use in the Commercial Field in the Territory during the Term.

            (b) Subject to the terms of this Agreement, Raven hereby grants ImmunoGen an exclusive, royalty-bearing license, with the right to sublicense solely as provided in Section 4.4, under the Licensed Know-How and the Licensed Patents to use the Selected Targets to (i) generate and screen ImmunoGen Mabs, and (ii) develop Licensed Mabs in the Commercial Field in the Territory during the Term.

            (c) ImmunoGen shall not use for any purpose or perform any activities with the Licensed Mabs or Selected Targets other than as expressly licensed pursuant to this Section 4.3 above.

      4.4 Sublicensing. The licenses granted to ImmunoGen by Raven pursuant to
Section 4.3 shall be sublicensable by ImmunoGen; provided that any sublicense shall conform to the terms of this Agreement; and provided further that the granting of any such sublicense shall not relieve ImmunoGen of any of its responsibilities hereunder.

      4.5 Right of Negotiation for Non-Program Molecules.

            (a) If Raven, during the Research Term, decides that [ * ] the [ * ] that (i) satisfies [ * ] as its [ * ] and (ii) is discovered [ * ] but not in the course of [ * ], it shall promptly notify ImmunoGen in writing.

            (b) If, within [ * ] days after its receipt of such notice, ImmunoGen provides written notice (the "Negotiation Notice") to Raven of its desire to commence negotiations with Raven regarding the terms upon which Raven would grant ImmunoGen a license to develop and commercialize a particular Non-Program Molecule, then the Parties shall negotiate such terms in good faith for a period of [ * ] days following the date of the Negotiation Notice, as such period may be extended by mutual written agreement of the Parties. If the Parties are unable to agree to such terms within such [ * ] day period, as such period may be extended by mutual written agreement of the Parties, then Raven shall thereafter be free to itself commercialize, or to contract with a Third Party to commercialize, such Non-Program Molecule without further obligation relating thereto to ImmunoGen.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

            (c) This Section 4.5 shall not apply to any Non-Program Molecules discovered in the course of research undertaken by Raven with or for a Third Party and with respect to which Raven has an obligation to such Third Party which would conflict with negotiating or granting a license relating to such Non-Program Molecule to ImmunoGen. Except as provided in Section 3.9, nothing in this Agreement shall be construed to limit Raven's right to enter into agreements with Third Parties for the discovery, development and commercialization of Mabs meeting the Mab Criteria or Molecular Targets.

      4.6 [ * ]. In recognition of the fact that the rights that are granted to ImmunoGen pursuant to the licenses of Section 4.2(a) and 4.3 are rights to use technology that is central to Raven's intellectual property portfolio and proprietary position, [ * ] hereby [ * ] a [ * ] under all [ * ] to [ * ] shall have [ * ] and [ * ] of [ * ] under the [ * ] it pursuant to [ * ].

      4.7 Third Party Licenses.

            (a) ImmunoGen shall be responsible for obtaining a license under any intellectual property it deems necessary or desirable for the humanization or other alteration of any Licensed Mab, and shall solely bear the costs of any such license.

            (b) Either Party may propose to the RMC that ImmunoGen seek a license under Third Party intellectual property not described by Section 4.7(a), and [ * ] will discuss whether [ * ] is [ * ] to avoid successful Third Party claims of patent infringement or trade secret misappropriation in relation to the manufacture, use, sale, offer for sale or importation of any Licensed Product (a "Necessary" license). If [ * ] that a particular license is Necessary, then ImmunoGen shall seek such license and be [ * ] thereunder [ * ] Raven hereunder to the extent permitted pursuant to Section 5.6. If [ * ] reaches [ * ] that [ * ] is not [ * ] shall remain [ * ] but [ * ] to [ * ] due [ * ] against [ * ] hereunder. In all other cases, either Party may, upon notice to the other Party, submit the matter of whether a license is Necessary to an independent patent counsel reasonably acceptable to both Parties to render a decision as to whether such license is Necessary. If such patent counsel determines that the license is Necessary, ImmunoGen shall be [ * ] thereunder [
* ] Raven to the extent provided pursuant to Section 5.6; in all other circumstances such payments shall [ * ] Raven hereunder.

            (c) ImmunoGen shall be free at any time to seek licenses under Third Party intellectual property to cover its or its Affiliate's or sublicensee's development, manufacture, use, sale, offer for sale or importation of Licensed Products hereunder (whether or not described elsewhere in this Section 4.7), and shall solely bear the costs of all such licenses except as provided in Section 4.7(b).

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                   ARTICLE 5

                                 FINANCIAL TERMS

      5.1 Technology Access Fees.

            (a) ImmunoGen shall pay Raven [ * ] in cash within [ * ] after [ *
].

            (b) ImmunoGen shall pay Raven [ * ] in cash within [ * ] after the beginning of any [ * ].

      5.2 Research Funding. In support of the Research to be conducted during the Initial Research Term, ImmunoGen shall pay Raven a total of [ * ], the first such payment being due within [ * ] after the Effective Date, and each other such payment being due on or before [ * ] anniversary of [ * ] during the [ * ].

      5.3 Raven Research Performance Milestones. ImmunoGen shall pay Raven [ * ] within [ * ] of [ * ] in accordance with [ * ]. For each [ * ] that ImmunoGen designates pursuant to [ * ], ImmunoGen shall pay Raven [ * ] within [ * ] of such designation.

      5.4 Milestone Payments.

            (a) [ * ]. With respect to [ * ] and [ * ] is developed to [ * ], ImmunoGen shall pay Raven the milestone payments set forth below:

   Milestone Event     Milestone Payment Amount
   -----------------   ------------------------
   1. [ * ]                     [ * ]

   2  [ * ]                     [ * ]

   3. [ * ]                     [ * ]

   4. [ * ]                     [ * ]

   5. [ * ]                     [ * ]

            (b) [ * ]. With respect to each [ * ] and [ * ], ImmunoGen shall pay Raven the milestone payments set forth below:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

   Milestone Event     Milestone Payment Amount
   ---------------     ------------------------
   1. [ * ]                     [ * ]

   2  [ * ]                     [ * ]

   3. [ * ]                     [ * ]

   4. [ * ]                     [ * ]

   5. [ * ]                     [ * ]

            (c) Notification of Milestones. ImmunoGen shall promptly notify Raven in writing of its achievement of each event referenced under the heading "Milestone Event" set forth in Section 5.4(a) and (b).

            (d) Payment of Milestones. ImmunoGen shall pay Raven the milestone payments as set forth in this [ * ] within [ * ] after the achievement of the corresponding milestone. Such milestone payments shall be nonrefundable and noncreditable against royalties or other payments hereunder.

            (e) Major Indications. For the avoidance of doubt, it is hereby acknowledged and agreed that a separate milestone payment will be made for each of the foregoing milestone events ImmunoGen or its Affiliates or sublicensees hereunder achieves with a given Licensed Product, the first time each such event is achieved with respect to each Major Indication such Licensed Product is developed to treat.

      5.5 Royalty on Licensed Products. In consideration of the grant of the license by Raven hereunder, and subject to the other terms of this Agreement (including the remainder of this Section 5), commencing on [ * ] of [ * ] during the Royalty Term applicable thereto, ImmunoGen shall pay Raven the following royalties based on [ * ] ImmunoGen, its Affiliates or sublicensees on an incremental basis, according to the following rates:

              For [ * ]                              Royalty Rate
 in any Calendar Year During the Term                   [ * ]
 ------------------------------------                ------------
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]

          For [ * ] of [ * ]                         Royalty Rate
 in any Calendar Year During the Term                   [ * ]
 ------------------------------------                ------------
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]
                [ * ]                                   [ * ]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      As an example, for the avoidance of doubt, in the event that ImmunoGen has [ * ] equal [ * ] the [ * ] would be [ * ] calculated as follows: [ * ] , [ * ] and [ * ] [ * ] .

      Upon expiration of the Royalty Term in a country with respect to a Licensed Product, ImmunoGen shall thereafter have a paid-up, royalty-free, non-exclusive license under any and all Know-How and Patents of Raven covering such Licensed Patent for purposes of the manufacture, use, sale or import thereof.

      5.6 Royalty [ * ] in Case of [ * ] Third Parties. ImmunoGen [ * ] owed to Raven for sales of a particular Licensed Product, [ * ], on a country-by-country basis, [ * ] by ImmunoGen [ * ] in respect of the Net Sales of such Licensed Product under licenses entered into in accordance with [ * ]; provided however, that in no event shall [ * ] paid to Raven [ * ] pursuant to this [ * ] by an amount that is [ * ] of [ * ] of such Licensed Product if such [ * ] is a [ * ] of [ * ] of such [ * ] if such [ * ] is a [ * ].

      5.7 Payment of Royalties. ImmunoGen shall pay [ * ] owed pursuant to [ * ] within [ * ] after the end of each calendar quarter in which [ * ] are generated. Such payments shall be accompanied by a statement showing the [ * ] of each Licensed Product by ImmunoGen, its Affiliates or any of their sublicensees in each country, the applicable royalty rate for such Licensed Product, and a calculation of the amount of royalty due, including any offsets and deductions.

      5.8 Currency Conversion. The [ * ] used for computing the royalties payable to Raven by ImmunoGen shall be computed in U.S. dollars. For purposes of determining the amount of royalties due, the amount of [ * ] in any foreign currency shall be computed by converting such amount into U.S. dollars at the prevailing commercial rate of exchange for purchasing dollars with such foreign currency as published in the Wall Street Journal for the close of the last business day of the calendar quarter for which the relevant royalty payment is to be made by ImmunoGen.

      5.9 Records and Audit. ImmunoGen shall keep complete and accurate records pertaining to the sale or other disposition of the Licensed Product and of the royalty payments and other amounts payable under this Agreement [ * ] [ * ]. Raven shall have the right to [ * ], [ * ] to [ * ] to confirm [ * ] for the preceding year. Such [ * ] may be exercised no more often than once a year, within [ * ] after the calendar quarter to which [ * ], upon reasonable notice to ImmunoGen and during normal business hours. Raven will [ * ] [ * ] unless [ * ] an [ * ] of [ * ] from the amount of [ * ]. In such case, ImmunoGen shall [ * ] of such [ * ]. The terms of this Section 5.10 shall survive any termination or expiration or termination of this Agreement for a period of [ * ].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      5.10 Late Payments. Any amounts not paid by ImmunoGen when due under this Agreement shall be subject to interest from and including the date payment is due through and including the date upon which Raven has collected immediately available funds in an account designated by Raven. Such interest shall (a) with respect to royalty payments, be at a rate equal to [ * ], and (b) with respect to all other payments due hereunder, be at an annual rate equal to the sum of [
* ] plus the prime rate of interest quoted in the Money Rates section of The Wall Street Journal (online edition found at http://www.interactive.wsj.com), or, if lower, the highest rate permitted under applicable law.

      5.11 Sublicensee Record Keeping Obligations. Any sublicenses granting the right to sell Licensed Product shall include obligations for the sublicensee to account for and report its Net Sales of Licensed Products, and provide that Raven shall have [ * ] corresponding to this Article 5 for any payment report received by ImmunoGen from any ImmunoGen sublicensee on the same basis as if the information contained in such report were Net Sales of Licensed Products by ImmunoGen, and ImmunoGen shall [ * ] as if the [ * ] of the [ * ] were [ * ].

      5.12 Payment Currency and Method. All payments due to Raven under this Agreement shall be made in U.S. dollars by wire transfer in immediately available funds to a U.S. account designated by Raven, or by other mutually agreed upon means.

                                   ARTICLE 6

                        DEVELOPMENT AND COMMERCIALIZATION

      6.1 Development. Beginning upon the designation pursuant to [ * ] of each Candidate Mab and upon the initiation of work aimed at discovery of each ImmunoGen Mab, ImmunoGen shall be responsible, at its sole expense, for all further research and development of such Candidate Mabs or ImmunoGen Mabs and Licensed Products based upon such Candidate Mabs or ImmunoGen Mabs, including, without limitation, the conduct of any pre-clinical and clinical development of such Licensed Products and making all regulatory filings necessary to obtain Marketing Approvals of such Licensed Products in the Territory. ImmunoGen may carry out such development in its sole discretion except as provided in [ * ] and [ * ].

      6.2 Commercialization. ImmunoGen shall be responsible, at its sole expense, for all commercialization (including marketing, promotion, sales and distribution activities) of Licensed Products in the Territory beginning on the Effective Date and may carry out such efforts in its sole discretion, except as provided in [ * ] and [ * ].

      6.3 Subcontracting. Raven hereby acknowledges and agrees that ImmunoGen shall have the right to subcontract with any Third Party to perform ImmunoGen's obligations pursuant to Sections 6.1 and 6.2 hereof on behalf of ImmunoGen; provided, however, that entering into any such subcontract, or the failure by ImmunoGen's subcontractor to perform under such a subcontract, shall not relieve ImmunoGen of its obligations hereunder.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      6.4 General Development and Commercialization Diligence.

            (a) Diligence in Selection of Mabs and Commencement of Development.

                  (i) ImmunoGen shall designate Program Mabs as Candidate Mabs within the time period specified in [ * ], and designate Candidate Mabs as Selected Mabs within the time period specified in [ * ]. Further, within [ * ] after designating a Selected Mab, ImmunoGen shall (A) begin research and development activities designed to humanize at least one Selected Mab for the Selected Target associated with such Selected Mab or otherwise enable the filing of an IND for a Licensed Product containing such a Selected Mab or (B) perform a first immunization in a system designed to generate fully human ImmunoGen Mabs that bind to the Selected Target for such Selected Mab.

                  (ii)

                        (A) Raven shall have the right, by written notice to ImmunoGen, to [ * ] any [ * ] or [ * ] as a [ * ], and its [ * ] as a [ * ], if ImmunoGen does not comply with the provisions of [ * ] with respect to such [ * ] or [ * ].

                        (B) ImmunoGen hereby grants Raven, under all Know-How and Patents Controlled by ImmunoGen as of the date of such designation that (i) were employed or developed by ImmunoGen in connection with the research, development or commercialization of such [ * ] and such [ * ] and (ii) would, but for the [ * ] in [ * ], be infringed or misappropriated by the research, development, making, having made, use, sale, offer for sale and importation by Raven (or its sublicensees) of such [ * ], such [ * ] or products directed against such [ * ] in the Commercial Field, an [ * ] to [ * ] such [ * ] such [
* ] and products directed against such [ * ] in the Commercial Field. Further, ImmunoGen shall [ * ] relating to such [ * ] and [ * ] which is reasonably necessary to [ * ]. Any [ * ] shall thereafter [ * ] and shall be thereafter deemed [ * ].

                        (C) Raven shall [ * ] on [ * ] of any product covered by Patents or Know-How, or approved pursuant to a regulatory filing which [ * ]. Raven's obligation to [ * ] shall expire at such time as the [ * ] in the development of such Patents, Know-How, data and results have been [ * ]. The [ * ] referenced in this Section 6.4(a)(ii)(C) shall include (a) the [ * ] and [ * ] , [ * ]; (b) any [ * ] under the terms of [ * ] to the extent covering such [ * ]; and (c) the [ * ] of [ * ] and [ * ] [ * ]. The provisions of [ * ], and [ * ] through [ * ] shall apply [ * ] to Raven's [ * ] [ * ] under this [ * ].

            (b) Diligence in Development and Commercialization.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                  (i) ImmunoGen shall devote Commercially Reasonable Efforts (1) to performing research and pre-clinical development of at least [ * ] Licensed Mab for each Licensed Target, and clinical development of at least [ * ] Licensed Product for each Licensed Target, (2) to obtaining Marketing Approvals for [ * ] Licensed Products in [ * ], (3) to achieving a First Commercial Sale on a timely basis thereafter in those of the countries of the Territory in which Marketing Approval is obtained, and (4) to market, promote and sell each Licensed Product during the Term.

                  (ii) Raven shall have the right, by written notice to ImmunoGen, to terminate this Agreement with respect to any given Licensed Mab, Licensed Product or Licensed Target in any or all countries of the Territory if ImmunoGen does not comply with the provisions of subsection (i) above, subject to ImmunoGen's ability to cure as provided in subsection (iii) below.

                  (iii) The notice of termination of subsection (ii) shall be effective [ * ] after receipt thereof by ImmunoGen, unless (1) ImmunoGen has cured its failure to comply with the diligence obligations and has provided evidence of such cure which is acceptable to Raven within such [ * ] period, or
(2) if such failure is not curable within such [ * ] , ImmunoGen has provided a written plan acceptable to Raven for curing such failure within a reasonable period, and thereafter cures such failure in accordance with such plan.

            (c) Diligence of ImmunoGen Affiliates and Sublicensees The efforts of ImmunoGen Affiliates and sublicensees shall be treated as efforts of ImmunoGen for purposes of this Section 6.4.

      6.5 Communications with Raven.

            (a) General Reports and Meeting. Beginning with the [ * ] anniversary of the expiration of the Research Term, on or before each [ * ] anniversary of such date, ImmunoGen will submit to Raven written reports summarizing the status and progress of the preclinical and clinical development, marketing and commercialization efforts for Licensed Product in detail at a minimum sufficient to allow Raven to monitor ImmunoGen's compliance with [ * ] and the progress towards achieving milestone events. Such reports shall be deemed to be ImmunoGen's Confidential Information. Upon request of Raven, the Parties shall meet to discuss the reports provided by ImmunoGen under this subsection (a) and ImmunoGen shall reasonably consider any concerns raised or suggestions made by Raven during such discussions.

            (b) Regulatory Filings and Matters. As between Raven and ImmunoGen, ImmunoGen shall own all applications for Marketing Approval of Licensed Products and be responsible for all communications with all Regulatory Agencies in connection with those filings that may be necessary to obtain Marketing Approvals of Licensed Products within the Territory, subject to Section 11.4. ImmunoGen will keep Raven informed of the status of such filings in each country. ImmunoGen will promptly advise Raven each time that it obtains Marketing Approval of a Licensed Product anywhere in the Territory. As between Raven and ImmunoGen,

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

ImmunoGen shall be responsible for the reporting of adverse events related to the use of Licensed Products marketed by ImmunoGen, its Affiliates or sublicensees in the Territory.

      6.6 Compliance with Laws. Each Party shall carry out its activities pursuant to this Agreement in compliance with all applicable supranational, national, state, provincial and other local laws, rules, regulations and guidelines.

                                   ARTICLE 7

                         PATENT PROSECUTION AND EXPENSES

      7.1 Prosecution of Patents.

            (a) By Raven. Subject to Section 7.1(b), Raven shall, at its sole expense, file, prosecute and maintain the Licensed Patents using commercially reasonable efforts, except as otherwise provided in this Section 7.1. Raven shall keep ImmunoGen reasonably informed of the status of each Licensed Patent the claims of which are directed primarily to any Licensed Mab, Licensed Target or the use of either of the foregoing in the Commercial Field in the Territory (each, a "Product-Specific Licensed Patent"). Actions to keep ImmunoGen so informed shall include without limitation notifying ImmunoGen reasonably in advance of any action or filing with respect to, providing ImmunoGen copies of all correspondence with governmental patent authorities regarding and providing ImmunoGen copies of proposed filings with respect to each Product-Specific Licensed Patent. Raven shall give reasonable consideration to any suggestions or recommendations of ImmunoGen regarding the preparation, filing, prosecution and maintenance of the Product-Specific Licensed Patents.

            (b) Raven Election not to Prosecute. In the event that Raven elects not to file, prosecute or maintain any Product-Specific Licensed Patent or not to file any patent term extensions thereto which may be appropriate to obtain an extended period of market exclusivity for a Licensed Product, Raven shall give ImmunoGen notice of such election promptly but in any event at least [ * ] days before any filing or payment of fees is required for such prosecution, maintenance or filing. If after receiving such notice, ImmunoGen gives notice to Raven that ImmunoGen wishes to take responsibility for such any Product-Specific Licensed Patents, Raven shall (i) promptly provide ImmunoGen with all pertinent files, correspondence, records, information and other documents relating thereto in its Control, and (ii) take all other actions reasonably necessary to transfer to ImmunoGen the authority to prosecute, maintain and file for patent term extension for such any Product-Specific Licensed Patents. In the event that ImmunoGen wishes to have filed a patent application in respect of a Product-Specific Licensed Patent in a particular country, it shall notify Raven. If Raven elects not to file in such country within [ * ] of ImmunoGen's notice, then the responsibility for, and the costs of, filing and prosecuting that application in that country shall be borne entirely by ImmunoGen, who shall be entitled to use for that purpose patent attorneys or agents of its choice. ImmunoGen's filing, prosecution and maintenance of any Product-Specific Licensed Patent pursuant to this Section 7.1(b) shall be at ImmunoGen's sole expense. If ImmunoGen elects to discontinue the filing, prosecution or maintenance of any Product-Specific Licensed Patent or not to file any patent term extensions thereto which may be appropriate to obtain an extended period of market

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

exclusivity for a Licensed Product, Raven shall have the right to assume control of such activities and this subsection (e) shall apply mutatis mutandis to such right of Raven.

            (c) Licensed Patent Status. Once prosecution of any Product-Specific Licensed Patent has been transferred to ImmunoGen pursuant to Section 7.1(b), such Patent shall continue to be deemed to be a Licensed Patent for purposes of this Agreement.

      7.2 Infringement of Licensed Patents by Third Parties.

            (a) Notification. Each Party shall promptly notify the other Party in writing of any alleged, threatened or actual infringement in the Commercial Field of the Licensed Patents of which it becomes aware and provide any information available to that Party relating to such infringement.

            (b) Enforcement of Licensed Patents.

                  (i) If any Licensed Patent is infringed by a Third Party, Raven shall have the first right, but not the obligation, to initiate, prosecute and control any action with respect to such infringement, by counsel of its own choice, to secure the cessation of the infringement or to bring suit against the infringer. ImmunoGen shall have the right, but not the obligation (subject to Section 7.2(c)), to participate in any such action with respect to the Licensed Patent and to be represented by counsel of its own choice at its own expense if ImmunoGen provides Raven with written notice that ImmunoGen will join such suit within [ * ] after Raven first brings suit and joins the suit reasonably promptly thereafter, or to itself bring suit if Raven fails to bring suit within [ * ] after either Party's notice pursuant to Section 7.2(a).

                  (ii) Notwithstanding the foregoing, if the infringement primarily relates to a product which would compete directly with a Licensed Product, ImmunoGen shall have the first right, but not the obligation, to initiate, prosecute and control any action with respect to such infringement, by counsel of its own choice, to secure the cessation of the infringement or to bring suit against the infringer, and Raven shall have the right, but not the obligation (subject to Section 7.2(c), to participate in any such action with respect to the Licensed Patent and to be represented by counsel of its own choice and at its own expense if Raven provides ImmunoGen with written notice that Raven will join such suit within [ * ] days after ImmunoGen first brings suit and joins the suit reasonably promptly thereafter, or to itself bring suit if ImmunoGen fails to bring suit within [ * ] days after either Party's notice pursuant to Section 7.2(a).

            (c) Cooperation. If a Party brings any such action or proceeding as permitted under Section 7.2(b), the other Party agrees to be joined as a party plaintiff and to give the first Party reasonable assistance and authority to control, file and prosecute the suit as necessary.

            (d) Recoveries. In the event that either Party or the Parties shall undertake an enforcement action pursuant to Section 7.2(b), any award or compensation (including the fair market value of non-monetary compensation) paid by Third Parties as a result of such an infringement action (whether by way of settlement or otherwise) shall be applied as follows: (i)

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

first, to reimbursement of each Party for their respective costs and expenses (including reasonable attorneys' fees and costs) incurred by each in connection with such action, on a pro rata basis, and (ii) second, [ * ] as [ * ] for [ * ] associated with [ * ] and to [ * ] as [ * ] for [ * ] to the [ * ] the [ * ] is attributable [ * ] associated with [ * ]; [ * ]; (iii) third, any amounts remaining shall be allocated as follows: (a) if ImmunoGen is the Party prosecuting such action, [ * ], (b) if Raven is the Party prosecuting such action, [ * ] and (c) if both Parties are prosecuting such action, [ * ].

      7.3 Infringement of Third Party's Rights.

            (a) If the practice of the Licensed Patents through the manufacture, use or sale of Licensed Products by ImmunoGen, its Affiliates or sublicensees results in a claim of patent infringement against ImmunoGen, its Affiliates or sublicensees, the Party first having notice of that claim shall promptly notify the other Party in writing. The notice shall set forth the facts of the claim in reasonable detail.

            (b) If a Third Party asserts that a Patent or other right owned by or licensed to it is infringed by the practice of the Licensed Patents through the manufacture, use or sale of Licensed Products by ImmunoGen, ImmunoGen's Affiliates or sublicensees, ImmunoGen shall have the exclusive right to resolve the problem raised by the asserted infringement. ImmunoGen shall have the sole right, but not the obligation, to defend any such claim. Raven shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense, and if it elects to so participate, it shall reasonably cooperate with ImmunoGen in conducting the defense of the claim. Additionally, Raven shall reasonably cooperate with ImmunoGen in any suit being prosecuted by ImmunoGen hereunder and in which Raven is not otherwise participating pursuant to the foregoing sentence at ImmunoGen's expense and to the extent reasonably requested by ImmunoGen. If, as a consequence of such an action, suit or proceeding by a Third Party, either Party is prohibited or is only allowed in a restricted manner or subject to some conditions, financial or other, to discover, develop, manufacture, use, sell, offer for sale and/or import a Licensed Product, the Parties shall examine and discuss in good faith
(i) the consequences of such prohibition or restriction or other conditions on activities governed by this Agreement and (ii) possible modifications this Agreement.

                                   ARTICLE 8

                         REPRESENTATIONS AND WARRANTIES

      8.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party as follows:

            (a) Corporate Existence and Power. It is a corporation duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including, without limitation, the right to grant the licenses granted hereunder.

            (b) Authority and Binding Agreement. As of the Effective Date, (a) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder; (b) it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its obligations hereunder; and (c) the Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms.

            (c) Title. As of the Effective Date, it has sufficient legal and/or beneficial title under its intellectual property rights necessary to perform activities contemplated under this Agreement and to grant the licenses contained in this Agreement.

            (d) No Conflict. It has not entered, and will not enter, into any agreement with any Third Party which is in conflict with the rights granted to the other Party under this Agreement, and has not taken and will not take any action that would in any way prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise materially conflict with or adversely affect the rights granted to the other Party under this Agreement.

      8.2 No Other Representations. THE EXPRESS REPRESENTATIONS AND WARRANTIES STATED IN THIS ARTICLE 8 ARE IN LIEU OF ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE,
NON-INFRINGEMENT OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, TITLE, CUSTOM OR TRADE.

                                   ARTICLE 9

                                 INDEMNIFICATION

      9.1 Indemnification by Raven. Raven will indemnify, hold harmless and defend (collectively, "Indemnify") ImmunoGen, its Affiliates and their respective employees and agents (each an "ImmunoGen Indemnitee") against any and all losses, damages, liabilities, judgments, fines, amounts paid in settlement, expenses and costs of defense (including without limitation reasonable attorneys' fees and witness fees) ("Losses") resulting from any claim, action or proceeding brought or initiated by a Third Party ("Third Party Claim") against them to the extent that such Third Party Claim arises out of (i) the breach or alleged breach of any representation or warranty by Raven in Article 8, or (ii) the gross negligence or willful misconduct of Raven, its Affiliates, or their respective employees or agents; provided that such indemnity shall not apply to the extent ImmunoGen has an indemnification obligation pursuant to Section 9.2, and provided further, that such indemnity shall not apply to the extent arising from the gross negligence or willful misconduct of any ImmunoGen Indemnitee.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      9.2 Indemnification by ImmunoGen. ImmunoGen will Indemnify Raven, its Affiliates, and their respective employees and agents (each, a "Raven Indemnitee") against any and all Losses resulting from any Third Party Claim against them to the extent that such Third Party Claim arises out of (i) the development, manufacture, use, sale or other commercialization of Licensed Products by ImmunoGen, its Affiliates, sublicensees or distributors; (ii) the breach or alleged breach of any representation or warranty by ImmunoGen in
Article 8; or (iii) the gross negligence or willful misconduct of ImmunoGen, its Affiliates, or their respective employees or agents; provided that such indemnity shall not apply to the extent Raven has an indemnification obligation pursuant to Section 9.1 for such Loss; and provided, further that such indemnity shall not apply to the extent arising from the gross negligence or willful misconduct of any Raven Indemnitee.

      9.3 Mechanics. A Party entitled to be Indemnified pursuant to this Article 9 (either for itself or its ImmunoGen Indemnitee, as the case may be) (the "Indemnified Party") shall give prompt notice of the Third Party Claim to the other Party (the "Indemnifying Party") and subject to Section 7.3, the Indemnifying Party shall defend against such Third Party Claim, with the reasonable cooperation of the Party; provided that the Indemnified Party will not settle any such Third Party Claim for anything other than money damages without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, conditioned or delayed. The Indemnified Party shall have the right to be present in person or through counsel at substantive legal proceedings relating to the Third Party Claim giving rise to the Indemnified Party's right to indemnification hereunder. In the event that the Parties cannot agree as to the application of Sections 9.1 and 9.2 to any Loss or Third Party Claim, the Parties may conduct separate defenses of such Third Party Claim. In such case, each Party further reserves the right to claim indemnity from the other in accordance with Sections 9.1 and 9.2 upon resolution of such underlying Third Party Claim.

      9.4 Insurance Coverage. ImmunoGen represents and warrants that it maintains and shall continue to maintain adequate comprehensive general liability insurance which covers ImmunoGen's activities and obligations hereunder (including product liability) in accordance with reasonable pharmaceutical industry standards. ImmunoGen will maintain such insurance program, or other program with comparable coverage, beyond the expiration or termination of this Agreement during the period in which any Licensed Product is being commercially distributed or sold, and for a commercially reasonable period thereafter.

      9.5 Limitation of Liability. In no event shall either Party or its respective Affiliates and permitted sublicensees be liable for special, exemplary, consequential or punitive damages, whether in contract, warranty, tort, strict liability or otherwise, except to the extent such Party may be required to Indemnify the other Party under this Article 9 from such damages claimed by Third Parties.

                                   ARTICLE 10

                                 CONFIDENTIALITY

      10.1 Confidential Information.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

            (a) Each Party will maintain all Confidential Information of the other Party received by it under this Agreement in trust and confidence and will not disclose any such Confidential Information to any Third Party. Each Party may use the Confidential Information of the other Party only to the extent required to exercise the rights expressly granted and perform the obligations imposed by this Agreement. Neither Party will use any Confidential Information of the other Party for any purpose or in any manner that would constitute a violation of any laws or regulations, including without limitation the export control laws of the United States. Neither Party will reproduce any Confidential Information of the other Party in any form except as required to accomplish the intent of this Agreement.

            (b) Neither Party will disclose Confidential Information of the other Party to any employee, agent, consultant, Affiliate, or sublicensee who does not have a reasonable need for such information for purposes of performance under this Agreement or who is not subject to binding obligations of confidentiality and limited use at least as restrictive as those of this Article
10. Each Party will use at least the same standard of care as it uses to protect its own Confidential Information of a similar nature to prevent unauthorized disclosures or uses of Confidential Information of the requesting Party, but no less than reasonable care. Each Party will promptly notify the other Party upon discovery of any unauthorized use or disclosure of the Confidential Information of the other Party.

      10.2 Authorized Disclosure. Notwithstanding any other provision of this Agreement, each Party may disclose Confidential Information of the other Party:

            (a) to the extent and to the persons and entities required by an applicable governmental law, rule, regulation or order; provided, however, that the responding Party shall first have given prompt notice to the other Party hereto to enable it to seek any available exemptions from or limitations on such disclosure requirement and shall reasonably cooperate in such efforts by the other Party, except as provided in Section 10.4;

            (b) to the extent and to the persons and entities required by rules of the National Association of Securities Dealers; or

            (c) as necessary to file or prosecute patent applications, prosecute or defend litigation or otherwise establish rights or enforce obligations under this Agreement, but only to the extent that any such disclosure is necessary.

      10.3 Publication. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the RMC and subsequent approval by the management of both Parties, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Parties' management, written approval or disapproval shall be provided within [ * ] for a manuscript, within [ * ] for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within [ * ] for a transcript of an oral presentation to be given at a scientific meeting. Upon request of either Party, the other Party shall delete from any proposed publication any Confidential

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

Information of the other Party, and shall delay the publication by up to [ * ] to enable the filing of patent applications on subject matter to be published in the proposed publication.

      10.4 Terms of Agreement. The Parties agree that the material financial terms of this Agreement will be deemed to be Confidential Information of both Parties. Notwithstanding the foregoing, either Party may disclose such terms to bona fide potential corporate partners, potential investors or merger or acquisition partners, and to financial underwriters and legal and financial advisors, provided that all such disclosures shall be made only to such parties under an obligation of confidentiality.

      10.5 Return of Confidential Information. In the event that the Agreement is terminated for breach according to the provisions of Section 11.2, both Parties will use diligent efforts (including without limitation a diligent search of files and computer storage devices) to return all Confidential Information received by it from the other Party except to the extent such Confidential Information is necessary to exercise any license or other right surviving termination of this Agreement. Additionally, each Party will be allowed to keep one archival copy of any Confidential Information of the other Party's Confidential Information for record keeping purposes only.

      10.6 Publicity. The Parties shall mutually agree on a press release announcing the execution of this Agreement. Prior to any public disclosure regarding this Agreement and/or the terms hereof, including but not limited to press releases, the releasing Party shall provide a copy of the proposed release to the other Party for comment prior to release. Once any written statement is approved for disclosure by both Parties, either Party may make subsequent public disclosures of the contents of such statement without further approval of the other Party.

      10.7 Disclosure of Terms of Agreement. Either Party may file this Agreement as may be required pursuant to applicable securities laws or regulations of the Securities and Exchange Commission ("SEC"), provided that the Party filing this Agreement shall first confer with the non-filing Party regarding for which of the provisions of this Agreement the filing Party will seek confidential treatment from the SEC and shall reasonably consider the non-filing Party's comments relating thereto.

      10.8 Use of Names, Logos or Symbols. Neither Party shall use the name, trademarks, logos, physical likeness, employee names or owner symbol of the other Party for any purpose without the prior written consent of the affected Party. Such consent shall not be unreasonably withheld, conditioned or delayed so long as such use of name is limited to objective statements of fact regarding this Agreement, rather than for endorsement purposes; provided, however, that nothing contained herein shall be construed to prevent either Party from using the name of the other Party for purposes of preparing necessary filings for the SEC or complying with SEC regulations, including preparing proxy statements or prospectuses. Nothing contained herein shall be construed as granting either Party any rights or license to use any of the other Party's trademarks or trade names without separate, express written permission of the owner of such trademark or trade name.

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                   ARTICLE 11

                              TERM AND TERMINATION

      11.1 Term. The term of this Agreement shall commence upon the Effective Date and, unless sooner terminated as provided in this Article 11, expire on the expiration of the last-to-expire Royalty Term for any Licensed Product.

      11.2 Termination for Breach. Each Party shall have the right to terminate this Agreement and its obligations hereunder for material breach by the other Party, which breach remains uncured for [ * ] after written notice is provided to the breaching Party, or in the case of an obligation to pay royalty payments or other amounts owing under this Agreement, which breach remains uncured for [
* ] after written notice to the breaching Party.

      11.3 Licenses upon Expiration. In the event that the Agreement expires as set forth in Section 11.1, the licenses granted under Section 4.3 shall automatically become irrevocable, fully paid licenses to use, and/or sublicense the use of the Licensed Know-How, to research, develop, make, have made, use, sell, offer for sale, import and otherwise commercialize the Licensed Products worldwide.

      11.4 Product Rights upon Termination.

            (a) If Raven terminates this Agreement pursuant to Section 11.2, or if Raven terminates this Agreement with respect to a particular Licensed Product in any country of the Territory as provided in Section 6.4(b) (a "Partial Termination"), the licenses by Raven to ImmunoGen pursuant to Section 4.3 shall terminate (in the case of a Partial Termination, solely with respect to such Licensed Product in such country).

            (b) [ * ] of such [ * ] in and to the [ * ] (or in the case of [ * ]), including without limitation all [ * ] (or in the case of a [ * ]) (collectively, such rights the [ * ] and such [ * ] the [ * ] and such [ * ] of finished [ * ] as Raven may, in its sole discretion, request.

            (c) Upon such termination, Raven shall [ * ] for [ * ] in the [ * ] of any [ * ] by [ * ] a [ * ] of [ * ] covered by [ * ] until the [ * ] (as defined below) applicable to such [ * ] have been [ * ] (or [ * ] , such [ * ] and [ * ] applicable to the [ * ] for [ * ] . [ * ] shall [ * ] if [ * ] to [ * ], the [ * ] of [ * ] , including [ * ] any [ * ] obtained [ * ] and under [ * ] pursuant to [ * ]; and [ * ] associated with [ * ] of such product; but shall be [ * ]. As used herein, [ * ] with respect to [ * ] shall mean the [ * ] by [ * ] and [ * ] to [ * ] in respect of [ * ].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

            (d) If Raven [ * ] of any [ * ] that would be [ * ] if sold by ImmunoGen prior to termination, Raven [ * ] to ImmunoGen [ * ], in addition to the royalty provided for in [ * ] of [ * ] at a [ * ] in the [ * ] of a [ * ], in each [ * ].

            (e) The provisions of Sections 1.42 (Net Sales definition), 5.5 (solely with respect to the last paragraph) and 5.7 through 5.13 shall apply mutatis mutandis to Raven's [ * ] obligation under this Section 11.4. Raven shall be responsible for [ * ], including without [ * ] under any [ * ].

      11.5 Accrued Rights and Obligations; Survival.

            (a) Expiration or termination of this Agreement shall not affect any accrued rights or obligations, including, without limitation, ImmunoGen's responsibility to make any payment accruing prior to or in respect of Net Sales made prior to the effective date of termination or expiration, and any provisions applicable to the calculation or payment or royalties shall survive until all royalties have been paid.

            (b) The provisions of Articles 1, 9, 10, 11 and 12 and Sections 4.1, 4.4, 4.6, 5.10, 5.11, 5.12, 7.2 (but only with respect to alleged infringement prior to the effective date of termination), 7.3 (but only with respect to alleged infringement prior to the effective date of termination), 7.4, of this Agreement shall survive expiration or termination of this Agreement for any reason (subject to any subsequent dates of termination referred to in such individual Articles). Additionally, all Sections of this Agreement that by their terms survive termination or expiration of this Agreement shall survive any such termination or expiration.

                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Dispute Resolution. The Parties recognize that disputes may from time to time arise between the Parties during the term of this Agreement. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Section 12.1 to resolve any dispute arising under this Agreement. In the event of such a dispute between the Parties, either Party, by written notice to the other Party, have such dispute referred to the Parties' respective executive officers designated below or their successors, for attempted resolution by good faith negotiations within [ * ] after such notice is received. Said designated officers are as follows:

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

               For Raven:     Chief Executive Officer
               For ImmunoGen: Chief Executive Officer

In the event the designated executive officers are not able to resolve such dispute after such [ * ] period then the Parties shall resolve such dispute by arbitration in accordance with the rules provided for in Sections 1282-1288 of the California Code of Civil Procedure before a panel of three (3) arbitrators. ImmunoGen and Raven shall each select one (1) arbitrator and the two (2) arbitrators selected by the Parties shall select the third (3rd) arbitrator. Unless otherwise agreed by ImmunoGen and Raven, the arbitration will be held in Denver, Colorado.

      12.2 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, excluding its choice of law principles.

      12.3 No Agency. Neither Party is, nor will be deemed to be, an employee, agent or legal representative of the other Party for any purpose. Neither Party will be entitled to enter into any contracts in the name of, or on behalf of the other Party, nor will a Party be entitled to pledge the credit of the other Party in any way or hold itself out as having authority to do so. This Agreement is an arm's-length agreement between the Parties and shall not constitute or be construed as a joint venture.

      12.4 Assignment.

            (a) Affiliates. ImmunoGen may assign any of its rights or obligations under this Agreement in any country to any of its Affiliates; provided, however, that such assignment shall not relieve ImmunoGen of its responsibilities for performance of its obligations under this Agreement.

            (b) Merger, Acquisition or Sale of Assets. Subject to the terms hereof, either Party may assign its rights or obligations under this Agreement to a non-Affiliate only in connection with a merger or similar reorganization; the sale of all or substantially all of its assets or the sale of all or substantially all of its pharmaceutical and/or healthcare assets; or otherwise with the prior written consent of the other Party. This Agreement shall survive any such merger or reorganization of either Party with or into, or such sale of assets to, another party and no consent for such merger, reorganization or sale shall be required hereunder.

            (c) Binding Upon Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment of this Agreement not made in accordance with this Agreement shall be void.

      12.5 Amendment. No amendment or modification hereof shall be valid or binding upon the Parties unless made in writing and signed by both Parties.

      12.6 Covenant of Further Assurances. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes, or to better assure and confirm unto such other Party its rights under this Agreement.

      12.7 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing unless otherwise specified and shall be deemed to have been properly given and to be effective upon receiving written confirmation of receipt signed by an employee of the receiving Party, if sent by a nationally recognized overnight delivery service or registered or certified mail, to the other Party at the following address:

      In the case of Raven:

                Raven Biotechnologies, Inc.
                305 Old County Road
                San Carlos, CA 94070
                Attention: Chief Executive Officer

      With a copy to:

                Cooley Godward LLP
                One Freedom Square
                Reston Town Center
                11951 Freedom Drive
                Reston, VA 20190
                Attention: Matthias Alder, Esq.

      In the case of ImmunoGen:

                ImmunoGen, Inc.
                128 Sidney Street
                Cambridge, MA 02139
                Attention: Chief Executive Officer

      With a copy to:

                Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                Boston, MA 02140
                Attention: Jeffrey M. Wiesen, Esq.

Either Party may change its address for communications by a notice to the other Party in accordance with this Section 12.7.

      12.8 Rights in Bankruptcy. All rights and licenses granted under or pursuant to this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101 of the

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

U.S. Bankruptcy Code. The Parties agree that, as a licensee of such rights under this Agreement, the other Party (the "Licensee") shall retain and may fully exercise all of their rights and elections under the U.S. Bankruptcy Code, however nothing herein shall be deemed to constitute a present exercise of such rights and elections. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against the other Party (the "Bankrupt Party") under the U.S. Bankruptcy Code, the Licensee shall be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property and all embodiments of such intellectual property, and same, if not already in its possession, shall be promptly delivered to the Licensee (a) upon any such commencement of a bankruptcy proceeding upon their written request therefore, unless the Bankrupt Party elects to continue to perform all of its obligations under this Agreement, or (b) if not delivered under (a) above, upon rejection of this Agreement by or on behalf of the Bankrupt Party upon written request therefor by the Licensee.

      12.9 Force Majeure. Any delay in performance by any Party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, earthquakes, explosions, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

      12.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

      12.11 Captions. All section titles or captions contained in this Agreement, in any Exhibit referred to herein and the table of contents, if any, to this Agreement are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement.

      12.12 Severability. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted to achieve the intent of the Parties to this Agreement to the extent possible rather than voided. In any event, all other terms, conditions and provision of this Agreement shall be deemed valid and enforceable to the full extent.

      12.13 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the Parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

      12.14 Waiver. No waiver by either Party hereto on any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

      12.15 Entire Agreement. This Agreement, and any and all Exhibits referred to herein embody the entire understanding of the Parties with respect to the subject matter hereof and shall

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof.

      IN WITNESS WHEREOF, both Raven and ImmunoGen have executed this Agreement by their respective officers hereunto duly authorized.

IMMUNOGEN, INC.                         RAVEN BIOTECHNOLOGIES, INC.


By:    ___________________________      By:    _________________________________

Name:  ___________________________      Name:  _________________________________

Title: ___________________________      Title: _________________________________

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                    Exhibit A

                                  RESEARCH PLAN

ImmunoGen/Raven Discovery Research Plan

1     Overview

      The [ * ] of [ * ] is [ * ]. [ * ] summarizing the [ * ] subject to [ * ]. The overall [ * ] will be [ * will consist of an [ * ] from [ * ] , but will be [ * ].

Research Activities

2.    [ * ]

      [ * ] has [ * ] that are [ * ] of relevance to [ * ]. Sufficient [ * ] for the [ * ].

3.    [ * ]

      [ * ] will [ * ] during the [ * ], and [ * ] that [ * ]. Upon [ * ] will do [ * ]. All [ * ] for [ * ] to the [ * ]. [ * ] will be [ * ] on their [
      * ].

4.    [ * ]

      [ * ] will [ * ] on a [ * ] to [ * ] that [ * ] on [ * ] as [ * ]. [ * ]
      will [ * ] that [ * ], but do not, [ * ]. These [ * ] will be [ * ] that will be [ * ] to [ * ].

5.    [ * ]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      [ * ] will [ * ] the [ * ] the [ * ] on a [ * ]. [ * ] with [ * ], and [ *
      ], will be [ * ]. [ * ] may [ * ] the [ * ] to [ * ] of the [ * ]. [ * ]
      that [ * ] are [ * ] , and their [ * ].

      [ * ] of [ * ] of all [ * ] by [ * ] will be prepared by [ * ] [ * ].

6.    [ * ]

      [ * ] of the [ * ] will be [ * ] to be [ * ] and will be [ * ]. If there are [ * ] may [ * ] from the [ * ]. [ * ] will provide [ * ] for [ * ] will provide [ * ].

            1.    [ * ].

            2. [ * ] will determine the [ * ]. ImmunoGen will [ * ]. In addition to [ * ] and [ * ] the [ * ] of [ * ].

            3.    [ * ]. As [ ] will [ * ] to [ * ].

7.    [ * ]

      [ * ] the [ * ] in [ * ], will [ * ] to be [ * ] that it [ * ] into in [ * ]. [ * ] will provide [ * ] with [ * ] with [ * ].

8.    [ * ]

      [ * ] will perform [ * ] of the [ * ] on the [ * ]. [ * ] will [ * ] the [
      * ].

      [ * ] of [ * ] of [ * ] specified [ * ] will be [ * ] at the [ * ] during the [ * ].

9.    [ * ]

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

      [ * ] will [ * ] for [ * ], and [ * ] of the [ * ]. This will [ * ].

      [ * ] shall submit [ * ] after the [ * ] of all [ * ].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.

                                   Appendix 1

                                  MAB CRITERIA

[ * ]:

      [ * ]: [ * ] will be [ * ] for [ * ]. [ * ] this [ * ] will be any [ * ]
      that [ * ] with at [ * ].

      [ * ]: [ * ] will also be evaluated for [ * ]. [ * ] will be [ * ] that [
      * ] with [ * ].

[ * ]: [ * ] that have [ * ] will be [ * ] a [ * ]:

      [ * ]: [ * ] will be [ * ] for [ * ] on [ * ]. [ * ].

      [ * ]: [ * ] will be [ * ] for [ * ] on a [ * ] using [ * ] that are [ * ]. [ * ], subject to availability, [ * ]. [ * ] will have [ * ] by [ * ].

Portions of this Exhibit were omitted and have been filed separately with the Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.